[LOGO]                                                               Exhibit 4.4

                                 DESCRIPTION OF
                         THE ALSTOM STOCK OPTION PLAN OF
                                 8 JANUARY 2002

1. STOCK OPTIONS

   Stock options give you the right, under certain conditions, to subscribe a given number of ALSTOM shares at a pre-defined price during a pre-defined period.

   This Stock Option Plan is implemented in accordance with Article L. 225-177 and following articles of the French Code of Commerce.

2. EXERCISE PRICE

   The exercise price of these options has been set by the Board of Directors on 8 January 2002 and corresponds to the average of the opening prices of the ALSTOM's shares quoted on the Paris Bourse during the last 20 trading days preceding the Board Meeting, i.e. EURO 13.09.

3. EXERCISE PERIOD

   Options shall be partially or fully exercisable by lots of one third (subject to a minimum of ten (10) shares per exercise of option), at each annual maturity following the date of grant. Accordingly:

     - 1/3 of the options will be exercisable from 8 JANUARY 2003 TO 7 JANUARY 2010 BOTH DATES INCLUSIVE,

     - 2/3 third of the options will be exercisable from 8 JANUARY 2004 TO 7 JANUARY 2010 BOTH DATES INCLUSIVE,

     - 100% of the options will be exercisable from 8 JANUARY 2005 TO 7 JANUARY 2010 BOTH DATES INCLUSIVE,

     subject to the conditions set out below in paragraph 5.

     Shares acquired by beneficiaries qualifying as employees of a French company of the ALSTOM Group, following the exercise of their options in accordance with the terms above, shall be in registered form (FORME NOMINATIVE) and shall not be transferred before the expiry of the tax suspension period provided for in Article 163 bis C of the French tax code (CODE GENERAL DES IMPOTS).

4. EXERCISE PROCESS

   You will receive in due time the documentation necessary to exercise your options.

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5. RULES IN CASE OF DEPARTURE FROM THE ALSTOM GROUP

   5.1 RESIGNATION

      If you resign, you lose the right to exercise your options from the day you submit your resignation.

   5.2. DISMISSAL

      If your employment is terminated by your employer, you lose the right to exercise your options from the day you are notified of such termination.

   5.3. NEGOTIATED TERMINATION

      If your employment is terminated by mutual agreement, you may continue to be eligible to exercise your options, after having left the company, during the same exercise period and on the same exercise conditions as other beneficiaries. Such cases need the Chairman and Chief Executive Officer's approval who will report these cases to the Nominations and Remuneration Committee.

   5.4. TRANSFER TO ANOTHER COMPANY

      If your employment is transferred to another company outside the ALSTOM Group (through a business disposal for instance), you may continue to be eligible to exercise your options, after having left the ALSTOM Group, during the same exercise period and on the same exercise conditions as other beneficiaries. Such cases need the Chairman and Chief Executive Officer's approval who will report these cases to the Nominations and Remuneration Committee.

   5.5. RETIREMENT/PERMANENT WORK INCAPACITY

      If you retire or if your employment is terminated due to permanent work incapacity, you will continue to be eligible to exercise your options, after having left the company, during the same exercise period and on the same exercise conditions as other beneficiaries. However, the exercise conditions by lots mentioned in paragraph 3. above could be shortened on a case by case basis. Such cases need the Chairman and Chief Executive Officer's approval who will report these cases to the Nominations and Remuneration Committee.

   5.6. DEATH

      If you die, options that are exercisable at the date of death, can be exercised by your heirs during a period of 6 months after the date of death.

6. FORM, RIGHTS AND TRANSFERABILITY

   6.1 FORM

      The shares you are eligible to acquire when exercising your options will be delivered in registered form ("FORME NOMINATIVE"), unless otherwise stated.

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      The shares may be delivered in bearer form ("AU PORTEUR") if  specifically requested by you.

   6.2. RIGHTS

      The shares acquired upon exercising the options shall be subject to all provisions of law and of the Memorandum and Articles of Association of the Company, and shall carry rights as from the first day of the financial year during which the option is exercised. As a consequence, the shares shall be entitled to the dividend paid for such financial year.

      They will have the same status as existing shares after payment to those existing shares of the dividend related to the financial year preceding the one during which the option has been exercised.

   6.3. TRANSFERABILITY

      The shares must be paid in full upon subscription. Details concerning the method of transfer of the shares will be provided before the beginning of the exercise period.

7. SUSPENSION OF THE RIGHT TO EXERCISE THE OPTIONS

   The Board of Directors is entitled to suspend the right to exercise the options each time a financial operation concerning ALSTOM's share capital requires the prior knowledge of the number of outstanding shares or in case a financial operation occurs requiring an adjustment.

   In such case, the beneficiaries will be notified of the date of suspension and the date at which the options can be exercised again.

   Such a suspension cannot defer the expiry date of the options as indicated in paragraph 3.

8. MAINTENANCE OF THE RIGHTS OF THE BENEFICIARIES OF OPTIONS

      PRICE ADJUSTMENT

      In the case where, during the life of the options, ALSTOM were to carry out one of the financial operations stated below, which could influence the share value, measures will be taken so as to take into account the consequences of such operation. To this end, the subscription price corresponding to the options granted will be adjusted.

      In accordance with Article L.225-181 of the above mentioned Code and with Articles 174-8 to 174-16 of the Decree of 23 March 1967, the maintenance of the rights of beneficiaries, in case of operations carried by ALSTOM as detailed below, will be protected by adjusting the subscription price as described in sub-paragraphs a, b, c, d and e, below. In no event will the adjusted price be less than the nominal value of the share.

      a) Issue of securities and/or shares with a preferential subscription right offered to the shareholders.

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         The then  prevailing  subscription  price  through  the  exercise of an option will be reduced by an amount equivalent to this subscription price multiplied by the ratio:

                         Value of the subscription right
                ------------------------------------------------
                Value of the share before this subscription right


         the corresponding amount being rounded up to the next hundredth of a Euro.

         The above mentioned calculations will be determined by using the average of the opening prices quoted on the Paris Bourse for same day trades during all the trading days falling within the subscription period.

      b) In case of a capital increase by incorporation of reserves, profits or issue premium with a bonus issue of shares fully paid up, as well as in case of either split or regrouping of the shares forming the capital, the subscription price through the exercise of an option will be adjusted by multiplying this subscription price by the ratio of the existing number of shares over the total number of existing and new shares, i.e. by applying the formula:

                                                        number of shares
                                                      before the operation
         New price = Price before the operation x ------------------------------
                                                        number of shares
                                                      after the operation

         In case of a capital increase by incorporation of reserves and increase in the nominal value of the shares there will be no adjustment of the subscription price.

      c) In case of distribution of reserves in cash or in portfolio securities, the subscription price through the exercise of an option will be reduced by an amount equivalent to this subscription price multiplied by the ratio:

                   Value of the cash or securities distributed
                   -------------------------------------------
                     Value of the share before distribution

         When calculating this ratio:

         o The value of the share before distribution will be determined by using the average of the opening prices quoted on the Paris Bourse for same day trades during a period of one month preceding the first day of the month during which the distribution has started.

         o  The value of the securities distributed will be determined:

            - if these shares are quoted on an official stock exchange, by using the average of the first quotations on that stock exchange during a period of one month preceding the first day of the month during which the distribution has started;

            - if the shares are not quoted on a stock exchange, by using a valuation of the share made by the Board of Directors upon special report from the auditors ("COMMISSAIRES AUX COMPTES").

      d) In case of reduction of the share capital  attributable to losses:

            - if the share capital is lowered by reducing the number of outstanding shares, the subscription price through the exercise of an option will be adjusted by applying the following :

                                                        Number of shares
                                                      before the reduction
         New price = Price before the reduction x ------------------------------
                                                        Number of shares
                                                      after the reduction

            - if the share capital is reduced without changing the number of shares, the subscription price will not be adjusted.

      e) In case of purchase by the Company of its own shares at a purchase price above the quoted price, the number of shares, which may be obtained through the exercise of options, will be adjusted.

         Such adjustment should ensure, rounded up to one hundredth of one share, that the value of the shares issued through the exercise of options after the operation will be identical to the value of the shares that would have been obtained in case of an exercise of options before such operation.

         To that effect, the adjusted rights to subscribe the shares will be calculated by applying the following ratio:

                                               (purchase price - value of the
                                               share before the purchase or the
                                                   possibility of purchase)
      Percentage of share capital purchased x ----------------------------------
                                                 value of the share before the
                                                 purchase or the possibility
                                                          of purchase

         The above value of the share will be determined by using the average of ten consecutive prices quoted on the Paris Bourse for same day trades chosen among the twenty preceding the purchase or the possibility of purchase.

         Any subsequent adjustments will be calculated on the basis of the immediately preceding adjusted rights rounded to one hundredth of one share as mentioned above.

      ADJUSTMENT OF THE NUMBER OF SHARES

      In all the cases mentioned in sub-paragraphs a, b, c, d and e above, the number of underlying shares through the exercise of options will be adjusted so that, for each beneficiary, he/she will receive a new number of shares (rounded up if necessary to the next whole share) for the same total subscription price corresponding to the options before adjustment.

9. SOCIAL SECURITY AND TAX TREATMENT OF OPTIONS

   The social security and tax treatment applicable to Stock Options depends upon the country where you are tax resident.

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   Depending on countries, the regulations governing Stock Options may have some social security and/or tax consequences at the time of the options grant, at the time of the exercise of the options, at the time of sale of the shares.

   A note will be sent to you, explaining the social security and tax treatment of options that currently applies in the country where you are tax resident at the time of the options grant.

   It will be necessary for you to obtain up-to-date information on the social security and tax treatment applicable in the country where you will be tax resident at the time when you exercise your options and at the time when you sell your shares.

   For purposes of United States law, these options are "nonqualified options".

   For purposes of United Kingdom law, this plan is an "unapproved employee share scheme".

   For purposes of Australian law, this plan is a "qualifying plan".

10.  INSIDER TRADING REGULATIONS

   Article L. 465-1 of the CODE MONETAIRE ET FINANCIER and Regulation 90-08 of the "Commission des Operations de Bourse" ("MANQUEMENT D'INITIE") provide criminal sanctions and fines for any person who, having access to privileged information on the perspectives or situation of a listed company or on the perspective of evolution of its quoted securities, as a consequence of their position or function, effect or permit another to effect, either directly or indirectly, a stock market transaction before the information is in the public knowledge.

   According to the current regulations and practices, a "PRIVILEGED INFORMATION" is a non public information, precise (but not necessarily certain) which, if publicly known, could have an incidence on the quotation of the security concerned. It can be related to the knowledge of external growth, disposals or restructuring and, more generally, to any fact which can result in a fluctuation of the security quotation.

   These regulations, which apply in any case to the sale of shares by employees and directors, aim at ensuring the transparency of the market through the equal treatment of all investors with respect to information.

   As a consequence, you will find attached :

   o Article L. 465-1 of the CODE MONETAIRE ET FINANCIER, defining the "DELIT D'INITIE", which constitutes a criminal infraction to be dealt with by the Court ;

   o Regulation 90-08 of the "Commission des Operations de Bourse" (COB) prohibiting the use of "privileged information" whose violation constitutes a "MANQUEMENT D'INITIE" which exposes its author to an administrative procedure (fines) from the COB.

   It is important to note that the same act can be sanctioned under both infractions.

   Furthermore, other regulations prohibiting the use of "privileged information", and more generally concerning insider trading, may exist in countries other than France. It is your responsibility to ensure that you are fully aware of and comply with such regulations applicable in the country where you are resident at the time you exercise your options and/or sale your shares.

               ARTICLE L.465-1 OF THE CODE MONETAIRE ET FINANCIER


EST PUNI DE DEUX ANS D'EMPRISONNEMENT ET D'UNE AMENDE DE 10 MILLIONS DE FRANCS DONT LE MONTANT PEUT ETRE PORTE AU-DELA DE CE CHIFFRE, JUSQU'AU DECUPLE DU MONTANT DU PROFIT EVENTUELLEMENT REALISE, SANS QUE L'AMENDE PUISSE ETRE INFERIEURE A CE MEME PROFIT, LE FAIT, POUR LES DIRIGEANTS D'UNE SOCIETE
MENTIONNEE A L'ARTICLE L.225-108 DU CODE DE COMMERCE ET POUR LES PERSONNES DISPOSANT, A L'OCCASION DE L'EXERCICE DE LEUR PROFESSION OU DE LEURS FONCTIONS, D'INFORMATIONS PRIVILEGIEES SUR LES PERSPECTIVES OU LA SITUATION D'UN EMETTEUR DONT LES TITRES SONT NEGOCIES SUR UN MARCHE REGLEMENTE OU SUR LES PERSPECTIVES D'EVOLUTION D'UN INSTRUMENT FINANCIER ADMIS SUR UN MARCHE REGLEMENTE, DE REALISER OU DE PERMETTRE SCIEMMENT DE REALISER, SOIT DIRECTEMENT, SOIT PAR PERSONNE INTERPOSEE, UNE OU PLUSIEURS OPERATIONS AVANT QUE LE PUBLIC AIT CONNAISSANCE DE CES INFORMATIONS.

EST PUNI DE SIX MOIS D'EMPRISONNEMENT ET DE 100.000 F D'AMENDE LE FAIT, POUR TOUTE PERSONNE DISPOSANT DANS L'EXERCICE DE SA PROFESSION OU DE SES FONCTIONS D'UNE INFORMATION PRIVILEGIEE SUR LES PERSPECTIVES OU LA SITUATION D'UN EMETTEUR DONT LES TITRES SONT NEGOCIES SUR UN MARCHE REGLEMENTE, DE LA COMMUNIQUER A UN TIERS EN DEHORS DU CADRE NORMAL DE SA PROFESSION OU DE SES FONCTIONS.

EST PUNI DES PEINES PREVUES AU PREMIER ALINEA LE FAIT, POUR TOUTE PERSONNE, DE REPANDRE SCIEMMENT DANS LE PUBLIC PAR DES VOIES ET MOYENS QUELCONQUES DES INFORMATIONS FAUSSES OU TROMPEUSES SUR LES PERSPECTIVES OU LA SITUATION D'UN EMETTEUR DONT LES TITRES SONT NEGOCIES SUR UN MARCHE REGLEMENTE OU SUR LES
PERSPECTIVES D'EVOLUTION D'UN INSTRUMENT FINANCIER ADMIS SUR UN MARCHE REGLEMENTE, DE NATURE A AGIR SUR LES COURS.

         REGULATION NO 90-08 OF THE COMMISSION DES OPERATIONS DE BOURSE
              RELATIF A L'UTILISATION D'UNE INFORMATION PRIVILEGIEE

ART. 1. AU REGARD DU PRESENT REGLEMENT :

-  LE TERME "PERSONNE" DESIGNE UNE PERSONNE PHYSIQUE OU UNE PERSONNE MORALE ;

- LE TERME "MARCHE" DESIGNE L'ENSEMBLE DES TRANSACTIONS PORTANT SUR DES VALEURS MOBILIERES, DES CONTRATS A TERME NEGOCIABLES OU DES PRODUITS FINANCIERS ADMIS AUX NEGOCIATIONS PAR LE CONSEIL DES BOURSES DE VALEURS OU LE CONSEIL DU MARCHE A TERME ;

- LE TERME "EMETTEUR" DESIGNE UNE PERSONNE MORALE DONT LES TITRES SONT ADMIS AUX NEGOCIATIONS SUR LA COTE OFFICIELLE OU SUR LA COTE DU SECOND MARCHE D'UNE BOURSE DE VALEURS ;

- LE TERME "INFORMATION PRIVILEGIEE" SIGNIFIE UNE INFORMATION NON PUBLIQUE, PRECISE, CONCERNANT UN OU PLUSIEURS EMETTEURS, UNE OU PLUSIEURS VALEURS MOBILIERES, UN OU PLUSIEURS CONTRATS A TERME NEGOCIABLES, UN OU PLUSIEURS PRODUITS FINANCIERS COTES, QUI, SI ELLE ETAIT RENDUE PUBLIQUE, POURRAIT AVOIR UNE INCIDENCE SUR LE COURS DE LA VALEUR, DU CONTRAT OU DU PRODUIT FINANCIER CONCERNE.

LES   DISPOSITIONS   DU  PRESENT   REGLEMENT  SONT  EGALEMENT   APPLICABLES  AUX
NEGOCIATIONS SUR LE MARCHE HORS COTE.

ART. 2. LES PERSONNES DISPOSANT D'UNE INFORMATION PRIVILEGIEE A RAISON DE LEUR QUALITE DE MEMBRES DES ORGANES D'ADMINISTRATION, DE DIRECTION, DE SURVEILLANCE D'UN EMETTEUR, OU A RAISON DES FONCTIONS QU'ELLES EXERCENT AU SEIN D'UN TEL EMETTEUR DOIVENT S'ABSTENIR D'EXPLOITER, POUR COMPTE PROPRE OU POUR COMPTE D'AUTRUI, UNE TELLE INFORMATION SUR LE MARCHE, SOIT DIRECTEMENT, SOIT PAR PERSONNE INTERPOSEE, EN ACHETANT OU EN VENDANT DES TITRES DE CET EMETTEUR, OU DES PRODUITS FINANCIERS LIES A CE TITRE.

LES PERSONNES MENTIONNEES A L'ALINEA PRECEDENT DOIVENT S'ABSTENIR DE COMMUNIQUER L'INFORMATION PRIVILEGIEE A DES FINS AUTRES OU POUR UNE ACTIVITE AUTRE QUE CELLES A RAISON DESQUELLES ELLE EST DETENUE.

ART. 3. LES PERSONNES  DISPOSANT  D'UNE  INFORMATION  PRIVILEGIEE A RAISON DE LA
PREPARATION ET DE L'EXECUTION D'UNE OPERATION FINANCIERE NE DOIVENT PAS EXPLOITER, POUR COMPTE PROPRE OU POUR COMPTE D'AUTRUI, UNE TELLE INFORMATION SUR LE MARCHE NI LA COMMUNIQUER A DES FINS AUTRES OU POUR UNE ACTIVITE AUTRE QUE CELLES A RAISON DESQUELLES ELLE EST DETENUE.

ART. 4. LES PERSONNES AUXQUELLES A ETE COMMUNIQUEE UNE INFORMATION PRIVILEGIEE A L'OCCASION DE L'EXERCICE DE LEURS PROFESSIONS OU DE LEURS FONCTIONS NE DOIVENT PAS EXPLOITER, POUR COMPTE PROPRE OU POUR COMPTE D'AUTRUI, UNE TELLE INFORMATION SUR LE MARCHE OU LA COMMUNIQUER A DES FINS AUTRES OU POUR UNE ACTIVITE AUTRE QUE CELLES A RAISON DESQUELLES ELLE A ETE COMMUNIQUEE.

ART. 5. TOUTE PERSONNE QUI, EN CONNAISSANCE DE CAUSE, POSSEDE UNE INFORMATION PRIVILEGIEE PROVENANT DIRECTEMENT OU INDIRECTEMENT D'UNE PERSONNE MENTIONNEE AUX ARTICLES 2, 3 ET 4 DU PRESENT REGLEMENT, NE DOIT PAS EXPLOITER, POUR COMPTE PROPRE OU POUR COMPTE D'AUTRUI, UNE TELLE INFORMATION SUR LE MARCHE.

ART. 6. LES EMETTEURS DONT LES TITRES SE NEGOCIENT SUR UN MARCHE ET LES PERSONNES MENTIONNEES A L'ARTICLE 19 DE LA LOI N 88-70 DU 22 JANVIER 1988 SUR

LES  BOURSES DE  VALEURS  SONT TENUS DE  PRENDRE  TOUTES  MESURES  UTILES EN VUE
D'EVITER   L'UTILISATION   ABUSIVE  ET  LA  CIRCULATION   INDUE   D'INFORMATIONS
PRIVILEGIEES.

ART. 7. LES DISPOSITIONS DU PRESENT REGLEMENT SONT APPLICABLES AUX DIRIGEANTS DE L'EMETTEUR OU DE LA PERSONNE MORALE CONCERNES.